Exhibit 10.1

Amendment No. 1 to

Executive Employment Agreement

This Amendment No. 1 to Executive Employment Agreement (“Amendment”) is made effective this 13 day of May 2020 upon the terms and conditions set forth herein by and between Second Sight Medical Products, Inc., a California corporation (the “Company”) and John T. Blake (“Executive”) or entities associated with him.

RECITALS

WHEREAS, Company and Executive entered into that certain Executive Employment Agreement dated as of March 21, 2018 (the “Agreement”); and

WHEREAS, the Board of Directors of the Company has approved a one-time cash bonus of $100,000 (the “Bonus”) payable to Executive in recognition of his services on behalf of the Company; and

WHEREAS, Company and Executive desire to amend the Agreement in certain respects as set forth herein.

NOW, THEREFORE, in exchange for and in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.The Recitals set forth above are incorporated herein as if restated in their entirety.

2Upon termination of Executive by the Company without Cause Executive shall be entitled to receive all amounts due to him under paragraph 6.1 of the Agreement less the amount of the Bonus. If Executive terminates his employment with the Company for any reason he shall retain the Bonus which shall not be deducted from any amounts payable to him under paragraph 6.3 of the Agreement.

3.Except as explicitly noted herein, all other provisions of the Agreement are hereby reaffirmed without change or amendment of any kind. All terms not defined herein shall have the definitions set forth in the Agreement.

4.This Amendment and the Agreement together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.This Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed as of the day and year first above written.

COMPANY

Second Sight Medical Products, Inc.

By: /s/ Matthew Pfeffer

Name: Matthew Pfeffer

Title: Acting Chief Executive Officer

EXECUTIVE

By: /s/ John T. Blake

       John T. Blake